Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: August 19, 2019

LUMIRA CAPITAL II, L.P.

BY: LUMIRA CAPITAL GP, L.P., ITS GENERAL PARTNER

BY: LUMIRA GP INC., ITS GENERAL PARTNER

By:	/s/ Vasco Larcina
Name:	Vasco Larcina
Title:	VP Finance

LUMIRA CAPITAL II (INTERNATIONAL), L.P.

BY: LUMIRA CAPITAL GP, L.P., ITS GENERAL PARTNER

BY: LUMIRA GP INC., ITS GENERAL PARTNER

By:	/s/ Vasco Larcina
Name:	Vasco Larcina
Title:	VP Finance

LUMIRA CAPITAL GP, L.P.

BY: LUMIRA GP INC., ITS GENERAL PARTNER

By:	/s/ Vasco Larcina
Name:	Vasco Larcina
Title:	VP Finance

LUMIRA GP INC.

By:	/s/ Vasco Larcina
Name:	Vasco Larcina
Title:	VP Finance

LUMIRA GP HOLDINGS CO.

By:	/s/ Vasco Larcina
Name:	Vasco Larcina
Title:	VP Finance

LUMIRA CAPITAL INVESTMENT MANAGEMENT INC.

By:	/s/ Vasco Larcina
Name:	Vasco Larcina
Title:	VP Finance

By: /s/ Peter van der Velden

By: /s/ Benjamin Rovinski

By: /s/ Daniel Hetu

By: /s/ Gerald Brunk

By: /s/ Vasco Larcina